                                                                    Exhibit 1(i)


                            ARTICLES SUPPLEMENTARY
                                      OF
                            M.S.D. & T. FUNDS, INC.


          M.S.D. & T. FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland and registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Four Hundred Million (400,000,000) shares of the Corporation's authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class K Common Stock, of the par value of One Mill ($.001) per share; Four Hundred Million (400,000,000) shares of the Corporation's authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class L Common Stock, of the par value of One Mill ($.001) per share; Four Hundred Million (400,000,000) shares of the Corporation's authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class M Common Stock, of the par value of One Mill ($.001) per share; Four Hundred Million (400,000,000) shares of the Corporation's authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class N Common Stock, of the par value of One Mill ($.001) per share; and Four Hundred Million (400,000,000) shares of the Corporation's authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class O Common Stock, of the par value of One Mill ($.001) per share, pursuant to the following resolutions adopted by Unanimous Consent of the Board of Directors of the Corporation dated September 24, 1997:

          RESOLVED, that pursuant to the authority expressly given to the Board of Directors in Article VI, Section 6.4 of the Company's Articles of Incorporation, the Board hereby classifies (i) Four Hundred Million (400,000,000) of the Company's authorized but unissued and unclassified shares as Class K Common Stock (with an aggregate par value of Four Hundred Thousand Dollars ($400,000)); (ii) Four Hundred Million (400,000,000) of the Company's authorized but unissued and unclassified shares as Class L Common Stock (with an aggregate par value of Four Hundred Thousand Dollars ($400,000)); (ii) Four Hundred Million (400,000,000) of the Company's authorized but unissued and unclassified shares as Class M Common Stock (with an aggregate par value of Four Hundred Thousand Dollars ($400,000));
     (iv) Four Hundred Million (400,000,000) of the Company's authorized but unissued and unclassified shares as Class N Common Stock (with an aggregate par value of Four Hundred Thousand Dollars ($400,000)); and (v) Four Hundred Million (400,000,000) of the Company's authorized but unissued and unclassified shares as Class O Common Stock (with an aggregate par value of Four Hundred Thousand Dollars ($400,000));
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          FURTHER RESOLVED, that (i) shares of Class K Common Stock shall represent interests in the National Tax-Exempt Bond Fund; (ii) shares of Class L Common Stock shall represent interests in the Total Return Bond Fund; (iii) shares of Class M Common Stock shall represent interests in the Equity Growth Fund; (iv) shares of Class N Common Stock shall represent interests in the Equity Income Fund; and (v) shares of Class O Common Stock shall represent interests in the Intermediate Tax-Exempt Bond Fund;

          FURTHER RESOLVED, that each share of Class K Common Stock, Class L Common Stock, Class M Common Stock, Class N Common Stock and Class O Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Articles of Incorporation; and

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Company's counsel prior to filing said Articles Supplementary, in the name of the Company and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

          SECOND: The shares of Common Stock of the Corporation classified pursuant to the resolutions set forth herein have been classified by the Corporation's Board of Directors under the authority contained in the Corporation's Articles of Incorporation.

          THIRD: The total number of shares of capital stock which the Corporation is presently authorized to issue remains Ten Billion (10,000,000,000) shares of Common Stock, of which Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each are Class A Common Stock; Seven Hundred Million (700,000,000) shares of the par value of One Mill ($.001) per share each are Class B Common Stock; Six Hundred Million (600,000,000) shares of the par value of One Mill ($.001) per share each are Class C Common Stock; Six Hundred Million (600,000,000) shares of the par value of One Mill ($.001) per share each are Class D Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class E Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class E - Special Series 1 Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class F Common Stock; Five Hundred Million (500,000,000) shares of the par value of One Mill ($.001) per share each are Class F - Special Series 1 Common Stock; Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class G Common Stock; Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class H Common Stock; Four Hundred Million

(400,000,000) shares of the par value of One Mill ($.001) per share each are Class I Common Stock; Four Hundred Million (400,000,000) shares of the par value of One Mill ($ .001) per share each are Class J Common Stock, Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class K Common Stock; Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class L Common Stock; Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class M Common Stock; Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class N Common Stock; and Four Hundred Million (400,000,000) shares of the par value of One Mill ($.001) per share each are Class O Common Stock. The aggregate par value of all Common Stock having par value is unchanged at Ten Million Dollars ($10,000,000).

          The total number of authorized and unclassified shares of capital stock of the Company remaining after the actions described above is One Billion Eight Hundred Million (1,800,000,000) shares of capital stock of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Eight Hundred Thousand Dollars ($1,800,000).



          IN WITNESS WHEREOF, M.S.D. & T. FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of this 13th day of February, 1998.


[CORPORATE SEAL]                   M.S.D. & T. FUNDS, INC.


                                   By: /s/ Leslie B. Disharoon
                                      ------------------------
                                           Leslie B. Disharoon
                                    President

Attest:


/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary
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                                  CERTIFICATE
                                  -----------



          THE UNDERSIGNED, President of M.S.D. & T. FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



                                                  /s/ Leslie B Disharoon
                                                  ----------------------
Dated as of February 13, 1998                     Leslie B. Disharoon
                                                   President